UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date Of Report (Date of earliest event reported): March 23, 2012
 ________________________________________
AutoNation, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (954) 769-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 23, 2012, the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”) approved an amendment to the Company’s By-Laws (as amended, the “Amended and Restated By-Laws”), effective immediately, to remove Article VIII, in its entirety, from the By-Laws. Prior to the amendment, Article VIII provided that the Court of Chancery for the State of Delaware would be the exclusive forum for certain corporate legal actions and proceedings involving the Company or its directors, officers or employees, including derivative claims, breach of fiduciary duty claims, claims under the General Corporate Law of the State of Delaware, the Company’s Certificate of Incorporate or the Company’s By-Laws, and claims governed by the internal affairs doctrine. As part of the amendment, Article IX of the Company’s By-Laws was renumbered as Article VIII.
The foregoing description of the amendment to the Company’s By-Laws is qualified in its entirety by the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01 Other Events.
On March 23, 2012, the Company issued a press release announcing that its Board has authorized the repurchase of up to an additional $250 million of the Company’s common stock under the Company’s share repurchase program. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 3.1	Amended and Restated By-Laws of AutoNation, Inc.

Exhibit 99.1	Press Release of AutoNation, Inc. dated March 23, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	March 23, 2012	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of AutoNation, Inc.
99.1	Press Release of AutoNation, Inc. dated March 23, 2012.